                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported) July 29, 2003


                        Medialink Worldwide Incorporated
             (Exact Name of Registrant as Specified in Its Charter)




             Delaware                                    52-1481284
  (State or Other Jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                   Identification Number)




                      708 Third Avenue, New York, NY 10017
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                  (212)682-8300
--------------------------------------------------------------------------------
               Registrant's telephone number, including area code

Item 9. Regulation FD Disclosure


          The Registrant furnishes, pursuant to Regulation FD, its earnings news release dated July 29, 2003, entitled "Medialink 2003 Second Quarter Revenue Exceeds Guidance," a copy of which is below.


                                   Medialink



                                                           FOR IMMEDIATE RELEASE
For more information:
Ryan Barr
Director of Corporate
   Development and Communications
Medialink Worldwide Inc.
(212) 682-8300
rbarr@medialink.com

             MEDIALINK 2003 SECOND QUARTER REVENUE EXCEEDS GUIDANCE

NEW YORK, July 29, 2003 - Medialink Worldwide Incorporated (Nasdaq: MDLK), a global leader in corporate media communications services, today announced that revenue for the second quarter ended June 30, 2003, exceeded the Company's guidance.

Revenue for the second quarter ended June 30, 2003, was $11.7 million compared to $12.8 million for the comparable period in 2002, and above the $11 million to $11.5 million guidance the Company issued on April 29, 2003. Net loss for the second quarter was $598,000, or $0.10 per share, compared to a net loss of $244,000, or $0.04 per share. Loss before Interest, Taxes, Depreciation and Amortization was $53,000 for the quarter, compared to a profit of $698,000 in the same period in 2002. Operating Cash Flow, defined as Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), not including loss from Teletrax(TM), was $587,000 for the quarter, compared to $916,000 in the same period in 2002. Selling, general and administrative costs include approximately $432,000 attributable to employee termination costs during the second quarter of 2003. Medialink considers EBITDA and Operating Cash Flow to be important financial indicators of the Company's operational strength, performance of its business and ability to service its line of credit, as well as to make new investments in its existing services.

Revenue for the six months ended June 30, 2003, was $22.7 million compared to $23.9 million for the comparable period in 2002. Net loss for the six-month period was $1.3 million or $0.21 per share, as compared to a net loss of $941,000, or $0.16 per share in 2002. Loss before Interest, Taxes, Depreciation and Amortization was $203,000 for the six-month period, compared to a profit of $540,000 in the same period in 2002. Operating Cash Flow, defined as EBITDA, not including loss from Teletrax(TM), was $1.0 million for the six-month period, compared to $758,000 for the same period in 2002.

"We are pleased to report that second quarter revenue exceeded our previous guidance and we are beginning the second half of 2003 with an enviable market position, which we will build upon to deliver even greater value to our clients," stated Laurence Moskowitz, Chairman, President and Chief Executive Officer of Medialink. "Our gross margin performance illustrates how we continue to effectively control our costs, even as we upgraded our service offerings and substantially completed the rollout of Teletrax, the first global video broadcast tracking service, for the news and entertainment industries."

"Teletrax will be a key growth driver for Medialink as we were monitoring 550 channels globally at the end of the quarter compared to 175 at the end of 2002," Moskowitz added. "This deployment allows us to accelerate our marketing campaign, expanding the use of digital watermarking to monitor and track the usage of news and programming content broadcast by television networks and stations around the world."

For the second quarter ended June 30, 2003, Teletrax recorded revenue, excluding Teletrax related equipment sales, of $114,000 compared to $63,000 for the second quarter in 2002. Loss from Teletrax operations, excluding depreciation and amortization, was $640,000 for the second quarter of 2003 compared to $218,000 in 2002.

"While the public relations marketplace remains challenged, our existing and developing services provide for significant competitive advantages for our Broadcast Group, as well as Delahaye, our market-leading communications research company, and our U.S. Newswire division, the leading national wire service for distributing government and public interest news," added J. Graeme McWhirter, Executive Vice President and Chief Financial Officer. "Medialink is committed to offering the industry's most comprehensive suite of services and we will continue to introduce new and enhanced media communications solutions throughout the remainder of 2003 and moving forward as we maintain our position as the industry leader and innovator."

"Medialink's goal has always been to be the first choice of every public relations agency and communications executive, however, with the cross-industry acceptance of Teletrax, we have begun to penetrate the news and entertainment industries as well," concluded Moskowitz. "For the third quarter ending September 30, 2003, historically a seasonally softer quarter than the second, we expect to report revenue in the range of $10.25 million to $10.75 million."

Medialink will host a teleconference and a simultaneous webcast at 11:00 a.m. Eastern Time today to discuss the Company's second quarter financial results. To access the teleconference, please dial 11-800-613-4984 (domestic) or 1-706-643-7872 (international) or listen to it live via the Internet by accessing the Company's Web site (www.medialink.com).

About Medialink:
Medialink (www.medialink.com) is a global leader in providing comprehensive and compelling multimedia communication solutions and services for more than 3,000 corporations and other organizations seeking to communicate news to their audiences through television, radio, print and the Internet. The company provides production and satellite distribution of video and audio news, multimedia webcasting services, press release newswire distribution, photography production and digital distribution, and strategic corporate communications consulting. Medialink also provides media monitoring and analysis and public relations research to help clients determine return on investment from their communications efforts. Based in New York, Medialink has 12 offices worldwide including an international hub in London.

For  additional  investor and financial  information,  please visit the recently
launched    Investor    Relations    section   of   the   Company's   Web   site
(www.medialink.com).

                                      # # #

With the exception of the historical information contained in the release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures may adversely affect our operations and financial results; the absence of long term contract with customers and vendors; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company's registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                     (Please See Attached Financial Tables)

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          Summary Financial Information
                      (In thousands except per share data)
                                   (unaudited)

                                                                                  For the three Months
                                                                                       Ended June 30,
                                                                                 -----------------------
                                                                                   2003           2002
                                                                                 --------       --------
Revenue                                                                          $ 11,694       $ 12,785

Direct costs                                                                        3,836          4,569
                                                                                 --------       --------
   Gross profit                                                                     7,858          8,216

Selling, general and administrative costs                                           8,404          8,262

Loss from Joint Venture                                                                87             75
                                                                                 --------       --------
   Operating loss                                                                    (633)          (121)

Interest expense, net                                                                 (65)           (41)
                                                                                 --------       --------
   Net loss before income taxes and other charges                                    (698)          (162)

Income tax (benefit) expense                                                         (100)            82
                                                                                 --------       --------
   Net loss                                                                      $   (598)      $   (244)
                                                                                 ========       ========


   Diluted loss per share                                                        $  (0.10)      $  (0.04)
   Weighted average number of common
     shares outstanding and dilutive

     potential common shares                                                        5,990          5,955

Supplemental financial information

EBITDA (a)                                                                       $    (53)      $    698

Depreciation and amortization                                                         580            819


Operating cash flow (b)                                                               587            916
Loss from Teletrax operations (net of $101,000 and $5,000, respectively, of
  depreciation and amortization)                                                      640            218

Revenue Detail
   Media Communications Services                                                    9,472         10,306

   Media Research Services                                                          2,049          2,358

   Teletrax                                                                           173            121


(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization

(b) Operating Cash Flow is defined as EBITDA, not including loss from Teletrax

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          Summary Financial Information
                      (In thousands except per share data)
                                   (unaudited)

                                                                 For the six Months
                                                                    Ended June 30,
                                                                -----------------------
                                                                  2003           2002
                                                                --------       --------
Revenue                                                         $ 22,654       $ 23,860
Direct costs                                                       7,385          8,449
                                                                --------       --------
   Gross profit                                                   15,269         15,411
Selling, general and administrative costs                         16,404         16,321

Loss from Joint Venture                                              187            175
                                                                --------       --------
   Operating loss                                                 (1,322)        (1,085)

Interest expense, net                                               (154)           (74)
                                                                --------       --------
   Net loss before income taxes and other charges                 (1,476)        (1,159)

Income tax benefit                                                  (200)          (218)
                                                                --------       --------
   Net loss                                                     $ (1,276)      $   (941)
                                                                ========       ========

   Diluted loss per share                                       $  (0.21)      $  (0.16)
   Weighted average number of common
     shares outstanding and dilutive
     potential common shares                                       5,952          5,927

Supplemental financial information
EBITDA (a)                                                      $   (203)      $    540
Depreciation and amortization                                      1,119          1,625

Operating cash flow (b)                                            1,002            758
Loss from Teletrax operations (net of $162,000 and $5,000,
  respectively,  of depreciation and amortization)                 1,205            218

Revenue Detail
   Media Communications Services                                  18,054         19,057
   Media Research Services                                         4,331          4,682
   Teletrax                                                          269            121

(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization

(b) Operating Cash Flow is defined as EBITDA, not including loss from Teletrax

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          Summary Financial Information
                                 (in thousands)

                                                           June 30,    December 31,
                                                             2003         2002
                                                            -------      -------
                                                           (unaudited)  (audited)

ASSETS
Current Assets:
   Cash and cash equivalents                                $ 3,056      $ 6,390
   Accounts receivable, net                                   8,122        6,571
   Prepaid expenses and other current assets                  2,406        2,101
   Prepaid and refundable income taxes                        2,641        2,270
   Deferred tax assets                                          199          199
                                                            -------      -------
       Total current assets                                  16,424       17,531
                                                            -------      -------

Property and equipment, net                                   6,343        5,890

Goodwill, customer list and other intangibles, net           13,334       12,994
Investment in joint venture                                     495          682
Deferred tax assets                                           1,405        1,655
Other assets                                                  1,369        1,892
                                                            -------      -------
       Total assets                                         $39,370      $40,644
                                                            =======      =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of long-term debt                        $    14      $    45
   Line of credit - bank                                      6,000        6,537
   Accounts payable and accrued liabilities                   7,113        6,858
                                                            -------      -------
       Total current liabilities and total liabilities       13,127       13,440
                                                            -------      -------

Stockholders' Equity                                         26,243       27,204
                                                            -------      -------
Total liabilities and stockholders' equity                  $39,370      $40,644
                                                            =======      =======

                       Supplemental Financial Information
                                 (In thousands)
                                   (unaudited)
Reconciliation Between Net Loss to EBITDA and Operating Cash Flow

                                                 For the three months
                                                     Ended June 30,
                                                   2003        2002
                                                  -----------------
Net loss                                          $(598)      $(244)

Depreciation and amortization                       580         819
Interest expense, net                                65          41
Income tax (benefit) expense                       (100)         82
                                                  -----------------

EBITDA                                              (53)        698

Loss from Teletrax operations                       741         223
Depreciation included in Teletrax operations       (101)         (5)
                                                  -----------------
Operating cash flow                               $ 587       $ 916
                                                  =================

                       Supplemental Financial Information
                                 (In thousands)
                                   (unaudited)
Reconciliation Between Cash Flows from Operating Activities to EBITDA and Operating Cash Flow


                                                        For the three months
                                                           Ended June 30,
                                                         -----------------
                                                          2003        2002
                                                         -----       -----
Net cash (used in) provided by operating activities      $ (33)      $ 259
 Equity loss from joint venture                            (87)        (75)
 Deferred income taxes                                    (125)         --
 Changes in operating assets and liabilities               227         391
 Interest expense, net                                      65          41
 Income tax (benefit) expense                             (100)         82
                                                         -----       -----
EBITDA                                                     (53)        698
Loss from Teletrax operations                              741         223
Depreciation included in Teletrax operations              (101)         (5)
                                                         -----       -----
Operating cash flow                                      $ 587       $ 916
                                                         =====       =====

                       Supplemental Financial Information
                                 (In thousands)
                                   (unaudited)
Reconciliation Between Net Loss to EBITDA and Operating Cash Flow

                                                   For the six months
                                                      Ended June 30,
                                                    2003          2002
                                                  ---------------------
Net loss                                          $(1,276)      $  (941)

Depreciation and amortization                       1,119         1,625
Interest expense, net                                 154            74
Income tax benefit                                   (200)         (218)
                                                  ---------------------

EBITDA                                               (203)          540

Loss from Teletrax operations                       1,367           223

Depreciation included in Teletrax operations         (162)           (5)
                                                  ---------------------

Operating cash flow                               $ 1,002       $   758
                                                  =====================


                       Supplemental Financial Information
                                 (In thousands)
                                   (unaudited)
Reconciliation Between Cash Flows from Operating Activities to EBITDA and Operating Cash Flow


                                                             For the six months
                                                               Ended June 30,
                                                           2003          2002
                                                         -----------------------
Net cash (used in) provided by operating activities      $(1,384)      $   394
 Equity loss from joint venture                             (187)         (175)
 Deferred income taxes                                      (250)           --
 Changes in operating assets and liabilities               1,664           465
 Interest expense, net                                       154            74
 Benefit from income taxes                                  (200)         (218)
                                                         -----------------------
EBITDA                                                      (203)          540
Loss from Teletrax operations                              1,367           223
Depreciation included in Teletrax operations                (162)           (5)
                                                         -----------------------
Operating cash flow                                      $ 1,002       $   758
                                                         =======================

                                   SIGNATURE





          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Medialink Worldwide Incorporated

(Registrant)



/s/ J. Graeme McWhirter
------------------------------
Name:  J. Graeme McWhirter
Title: Chief Financial Officer




August 4, 2003